Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

Monday, May 19, 2014

CONTACT:	Rob Swadosh
The Dilenschneider Group
212-922-0900

INFUSYSTEM ANNOUNCES REDUCED INTEREST RATE ON EXISTING $36.5 MILLION CREDIT FACILITY WITH WELLS FARGO AND PENNANTPARK

MADISON HEIGHTS, MICHIGAN, May 19, 2014—InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), the leading national provider of infusion pumps and related services for the healthcare industry in the United States, announced today that it has reduced the interest rate on its $36.5 million credit facility with Wells Fargo Capital Finance and funds managed by PennantPark Investment Advisers, LLC. The effective floating rate is reduced by 150 basis points as of today. The new effective interest rate is currently 7.75%.

“This new rate with our lenders represents another significant milestone in InfuSystem’s transformation,” said Chief Executive Officer, Eric K. Steen. “In particular, it reflects the ongoing success of our strategic plan and the associated strong operating results achieved in 2013 and again in the first quarter of 2014.”

The Company earned $0.08 of net income per fully diluted share in 2013. On May 5, 2014, the Company reported $0.03 of net income per fully diluted share for the first quarter of 2014.

InfuSystem Chief Financial Officer, Jonathan P. Foster, noted that based on the levels of bank debt as of the end of the first quarter of 2014 this reduction is expected to reduce debt costs by $0.4 million per year. “We appreciate the flexibility this Credit Facility provides, as well as the support of both Wells Fargo and PennantPark.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as: “anticipate,” “continue,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the Company’s expectations regarding financial condition or results of operations in future periods; the Company’s expectations regarding potential legislative and regulatory changes impacting, among other things, the level of reimbursement received from the Medicare and state Medicaid programs including CMS competitive bidding; the Company’s expectations regarding the size and growth of the market for its products and services; the Company’s ability to execute its business strategies to grow its business, including its ability to introduce new products and services; the Company’s ability to hire and retain key employees; the Company’s ability to remain in compliance with its credit facility; the Company’s dependence on its Medicare Supplier Number; changes in third-party reimbursement processes and rates; availability of chemotherapy drugs used in the Company’s infusion pump systems; physicians’ acceptance of infusion pump therapy over alternative therapies; the Company’s dependence on a limited number of third party payors; the Company’s ability to maintain relationships with health care professionals and organizations; the adequacy of the Company’s allowance for doubtful accounts; the Company’s ability to comply with changing health care regulations; sequestration; natural disasters affecting the Company, its customers or its suppliers; industry competition; the Company’s ability to implement information technology improvements and to respond to technological changes; dependence upon the Company’s suppliers; and such other factors as discussed in Part I, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Any forward-looking statement contained in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.